Exhibit 99.1

FOR IMMEDIATE RELEASE	SECUREALERT MEDIA CONTACT
Steven Silvers, Corporate Communications
Mobile & text: (720) 402-8820
Email: stevensilvers@gbsm.com

SecureAlert continues expansion strategy with acquisition of Emerge Monitoring

Second acquisition this year enhances SecureAlert technology portfolio with advanced R.A.D.A.R. real-time alcohol detection and recognition system

SANDY, UTAH (June 3, 2014) – SecureAlert, Inc. (SCRA: OTC-US), a global tracking and electronic monitoring services company, announced that it has completed its acquisition of Emerge Monitoring, Inc. from BFC Surety Group, a subsidiary of privately-held Bankers Financial Corporation, for $7.36 million in cash. Founded in 2009, Emerge provides proprietary offender monitoring technologies and related solutions to empower the criminal justice community with proven alternatives to incarceration.

Further details regarding the Emerge Monitoring acquisition are contained in a Current Report on Form 8-K, filed by SecureAlert with the US Securities and Exchange Commission on June 3, 2014.

“Emerge marks the second major acquisition this year in SecureAlert’s plan to establish international market leadership by aggregating the best electronic monitoring technologies, manufacturing resources, R&D capabilities and executive talent,” said SecureAlert Chairman Guy Dubois. “Our acquisition of GPS Global and now Emerge Monitoring are important milestones in our expansion strategy, which will establish SecureAlert as an industry leader uniquely able to create new value for both our stakeholders and the communities we serve.”

Based in the Chicago suburb of Naperville, Illinois, Emerge is nationally recognized for its unique and patented R.A.D.A.R. – which stands for Real-Time Alcohol Detection and Recognition – system, a small hand-held device that combines GPS and biometric technology to instantaneously confirm both who is holding the device and whether that person has been consuming alcohol. Unlike competitors’ machines that are placed in a person’s home or are worn on the body and provide only delayed results, R.A.D.A.R. sends a vibrating signal requiring the offender to submit a breath test at that particular moment, anywhere in the world. Results are communicated to corrections officers in real-time and with actionable information.

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150 West Civic Center Drive  I  Suite 400  I  Sandy, Utah 84070
T 800-584-4176  I  P 801-908-5132  I  F 801-451-6281  I  www.securealert.com

Emerge’s Derek Cassell, Executive Vice President, and Jim Walker, Vice President of Sales, bring to SecureAlert a combined 40 years of industry experience in electronic monitoring, corrections and criminal justice.  Cassell and Walker will spearhead post-merger integration of product and service lines.  Emerge currently has 35 full-time employees, with a regional office in Indianapolis.

“Joining together shifts Emerge’s expansion into overdrive,” said Cassell.  “As SecureAlert, we now have research and development capabilities, manufacturing infrastructure, international access and most importantly an experienced team that is fully committed to achieving market leadership through growth.”

“The fusing together of SecureAlert, GPS Global and now Emerge is going to have a significant impact on shaping the direction of the electronic monitoring industry,” Walker added.  “The innovations and technologies offered by these companies are head and shoulder above any others.”

In March, the company acquired Israel-based GPS Global Tracking & Surveillance, Ltd., which in addition to expanding SecureAlert’s multi-national customer base established a significant R&D presence in a nation well-known for its many entrepreneurial innovations in technology, electronics and security systems.

About SecureAlert

SecureAlert provides offender electronic monitoring solutions that combine sophisticated tracking technologies with around-the-clock monitoring and intervention capabilities. The company's patented offender monitoring technology with its many unique features integrates GPS, radio frequency (RF) and three-way interactive voice communications to create a single solution that can be deployed effectively and cost-efficiently almost anywhere in the world.

150 West Civic Center Drive  I  Suite 400  I  Sandy, Utah 84070
T 800-584-4176  I  P 801-908-5132  I  F 801-451-6281  I  www.securealert.com

The company's electronic monitoring solutions meet the complex needs of law enforcement, corrections and rehabilitation organizations in support of any juvenile or adult defendant, offender or parolee program – offering each an accountable way to avoid incarceration while providing greater public safety for less cost than imprisonment or work-release supervision alternatives.   SecureAlert's steadily expanding prominence as emerging industry leader is underscored by the company's recent acquisition of Israel-based GPS Global (www.gpsglobal.com).

SecureAlert company headquarters are located at 150 West Civic Center Drive, Suite 400, Sandy, Utah84070.   To learn more, please call (801) 451-6141 or send an email to info@securealert.com.   Visit SecureAlert online at www.securealert.com.

Safe Harbor Statement

This press release from SecureAlert, Inc. (Company) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including future growth and earnings opportunities of the Company. Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the Company's ability to promptly satisfy orders and other economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the Company's business and financial plans. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's most recent filings with the Securities and Exchange Commission.

150 West Civic Center Drive  I  Suite 400  I  Sandy, Utah 84070
T 800-584-4176  I  P 801-908-5132  I  F 801-451-6281  I  www.securealert.com